Exhibit 5.1

May 15, 2006	Main +1.858.450.8400 Fax +1.858.450.8499

Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, California 92121

RE:                  Cytori Therapeutics, Inc.—Registration Statement on Form S-3
$50,000,000 Aggregate Principal Amount of Securities

Ladies and Gentlemen:

We have acted as counsel to Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of $50,000,000 aggregate principal amount of: (i) shares of the Company’s preferred stock (the “Preferred Stock”), which may or may not be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (ii) shares of the Company’s common stock (the “Common Stock”); (iii) warrants or similar call rights to purchase Preferred Stock, Depositary Shares and/or Common Stock (the “Warrants”); and (iv) shares of Common Stock issued in the form of Depositary Shares or issuable upon exercise or conversion of Preferred Stock, Depositary Shares or Warrants. The Preferred Stock, Depositary Shares, Common Stock and Warrants are hereinafter referred to as the “Securities.”

I.

We have reviewed the Company’s organizational documents and the Registration Statement. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed copies or .pdf files or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of the Company and others.

In rendering this opinion, we have assumed: (i) the Company will have taken all necessary corporate action to approve the issuance and terms of the Securities and the Company will have received the consideration contemplated by such corporate action; (ii) at the time of any offering of Common Stock, Preferred Stock, Depositary Shares or Warrants, that the Company will have such number of shares of Common Stock or Preferred Stock, as applicable, as set forth in such offering or sale, authorized and available for issuance; (iii) all Securities issuable upon conversion, exchange, settlement or exercise of any

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Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, settlement or exercise; (iv) definitive agreements with respect to the Securities, as described in the Registration Statement and the applicable prospectus supplement(s) and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; (v) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable agreement(s); and (vi) that the charter documents of the Company have not been amended after today as to the assessability of securities.

II.

This opinion is limited to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware, all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the Sate of Delaware and/or the Delaware Constitution, and we disclaim any opinion as to the laws of any other jurisdiction. We expressly assume that any Securities which are contracts will be governed by and construed in accordance with California law; this assumption may, in fact, not be correct. We express no opinion as to the applicable choice of laws rules that may affect the interpretation or enforcement of the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that:

1.    With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

2.    With respect to shares of Common Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable;

3.    With respect to Depositary Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware; (b) the Deposit Agreement (the “Deposit Agreement”) or agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued; and

4.    With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued, fully paid and nonassessable.

IV.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Experts” in the prospectus or any supplement thereto constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Securities.

Very truly yours,
/s/ HELLER EHRMAN LLP